UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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VASCO Data Security International, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2018

To the Stockholders of

VASCO Data Security International, Inc.:

The Annual Meeting of Stockholders of VASCO Data Security International, Inc., a Delaware corporation (“Company”), will be held on Wednesday, June 13, 2018, commencing at 10:00 a.m., local time, at 121 West Wacker Drive, Suite 2400 Chicago, IL 60601 for the following purposes:

1. To elect seven directors to serve on the Board of Directors;

2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3. To transact such other business as may properly come before the meeting.

The Board of Directors has no knowledge at this time of any other business to be presented or transacted at the meeting.

The Board of Directors recommends that you vote FOR each proposal set forth in this Notice of Annual Meeting of Stockholders and Proxy Statement. Stockholders of record on April 16, 2018 are entitled to notice of and to vote at the meeting. Further information as to the matters to be considered and acted upon can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

Steven R. Worth
Secretary

Chicago, Illinois

April 27, 2018

You are cordially invited and urged to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card, whether or not you expect to attend in person. You may revoke your proxy at any time before it is voted at the Annual Meeting.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2018

This Proxy Statement is furnished by the Board of Directors of VASCO Data Security International, Inc. (“Company, “VASCO,” “we,” “us” or “our”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 13, 2018, commencing at 10:00 a.m., local time, at our principal executive offices located at 121 West Wacker Drive, Suite 2400, Chicago, IL 60601, and at any postponement or adjournment thereof. Directions may be obtained by calling (312) 766-4001. Holders of record of shares of our common stock at the close of business on April 16, 2018, will be entitled to vote on all matters to properly come before the Annual Meeting. Each share of common stock that you own entitles you to one vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder

Meeting To Be Held on June 13, 2018:

The Company’s Proxy Statement and Annual Report on Form 10-K are available at: http://www.vasco.com/investors.

If you received a notice of internet availability of proxy materials (“E-Proxy Notice”) by mail or electronically, you will not receive a printed copy of the Proxy Statement or Annual Report unless you specifically request one. Instead, the E-Proxy Notice provides instructions on how you may access and review our proxy materials. The E-Proxy Notice also instructs you on how you may submit your proxy via the Internet. If you received the E-Proxy Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice. On or about April 30, 2018, we will begin mailing printed copies of our proxy materials to certain of our stockholders and the E-Proxy Notice to all other stockholders.

ANNUAL REPORT

Our Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2017, has been included in the mailing of this Proxy Statement and our E-Proxy Notice provides instructions to access our Annual Report through the internet. We recommend that you review it for financial and other information. It is not intended to be a part of the proxy soliciting material.  You can review and download a copy of VASCO’s Annual Report on Form 10-K by accessing our website, www.vasco.com/investors, or you can request paper copies, without charge, by writing to VASCO Data Security International, Inc., 121 West Wacker Drive, Ste. 2050, Chicago, IL 60601, Attention: Secretary.

THE ANNUAL MEETING

Matters to be Considered

The Annual Meeting has been called to:

1.                        To elect seven directors to serve on the Board of Directors (Proposal 1);

2.                        To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2); and

3.                        To transact such other business as may properly come before the meeting.

Voting at the Annual Meeting

A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Holders of record of outstanding shares of common stock at the close of business on April 16, 2018, are entitled to notice of and to vote at the Annual Meeting. As of April 16, 2018, there were 40,197,960 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to cast one vote on any matter submitted to the stockholders for approval.

Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote will be required for Proposal 1, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required for Proposal 2. There is no cumulative voting in the election of directors.

Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed under Proposal 1. Stockholders may vote for or against, or abstain from voting on, Proposal 2. Abstentions and withheld votes will be counted by the election inspector in determining whether a quorum is present.

With respect to Proposal 1, each nominee must receive a plurality of the votes cast and entitled to vote, and any director nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results pursuant to the Company’s majority vote policy, more fully described in Proposal No. 1, below. Under the majority vote policy, abstentions and broker non-votes will not have an impact on the election of directors.

With respect to Proposal 2, it requires the approval of a majority of the votes cast and entitled to vote thereon, abstentions will have the same effect as voting against such proposal.

Broker non-votes will also be counted by the election inspector in determining whether a quorum is present. Broker non-votes are proxies received from brokers when the broker has neither received voting instructions from the beneficial owner nor has discretionary power to vote on a particular proposal. Broker non-votes, because they are not considered “votes cast,” are not counted in the vote totals and will have no effect on the election of directors or the approval of any proposal considered at the Annual Meeting. Brokers are subject to the rules of the New York Stock Exchange (“NYSE”), and the NYSE rules provide that brokers only possess discretionary power to vote on matters that are considered routine, such as the ratification of the independent registered public accounting firm described in Proposal 2. In contrast, brokers do not have discretionary authority to vote shares held in street name on non-routine matters. Under the NYSE rules, the election of directors is not considered a routine matter. As a result, with respect to Proposal 1, shares held in street name will not be voted unless the broker is given voting instructions by the beneficial owner. With respect to Proposal 2, brokers have the discretionary authority to vote shares held in street name even if they do not receive voting instructions from the beneficial owner.

If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted:

1.            FOR the election of all nominees for election as director as listed herein;

2.                                    FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and

3.                                    In accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

Any stockholder executing a proxy has the power to revoke it at any time before it has been voted by delivering written notice to the Secretary of the Company, by executing a later-dated proxy or by voting in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered prior to June 13, 2018 to:

VASCO Data Security International, Inc.

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

Attention: Secretary

Alternatively, hand delivered to the Secretary before the closing of the polls at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders are being asked to elect seven directors. All of the director nominees will be elected at the Annual Meeting. Each director will serve until the annual meeting in 2019, until a qualified successor director has been elected, or until he or she resigns, dies or is removed.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following individuals for election as directors at the Annual Meeting: Scott M. Clements, Michael P. Cullinane, John N. Fox, Jr., Art Gilliland, Jean K. Holley, T. Kendall Hunt and Matthew Moog, all of whom are current directors and have agreed to serve if elected.

While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, the persons listed in the enclosed proxy will vote your proxy, if properly executed and returned and unrevoked, for such other person or persons, or the Board may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors but under the majority voting policy in the VASCO Corporate Governance Guidelines, any director nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results. Under the plurality voting standard and our majority voting policy, abstentions and broker non-votes will not have an impact on the election of directors.

The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed herein.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

KPMG LLP served as independent registered public accounting firm for the fiscal year ended December 31, 2017, and has acted as independent registered public accounting firm for the Company, and its predecessor, VASCO Corp., since 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that the stockholders vote “FOR” the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND MANAGEMENT

Except as otherwise indicated below, the table below sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018, for (i) each of our directors, (ii) each of our named executive officers, (iii) all directors and executive officers as a group, and (iv) each person or entity known by VASCO to beneficially own more than 5% of the outstanding shares of common stock. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date that such person has the right to acquire within 60 days after such date.

Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of class
Executive Officers and Directors
T. Kendall Hunt	8,237,261	(2)	20.44%
Scott Clements	245,120		*
Mark S. Hoyt	121,573		*
Michael P. Cullinane	184,954		*
John N. Fox, Jr.	104,454		*
Jean Holley	108,669		*
Matthew Moog	48,260		*
Arthur W. Gilliland	6,994		*
All Executive Officers and Directors as a group (8 persons)	9,057,285		22.48%
5% Stockholders
BlackRock, Inc.	3,896,183	(3)	9.67%

*	Ownership is less than 1%.

(1)

The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days after March 31, 2018, including through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. As of March 31, 2018, there were 40,160,900 shares of common stock outstanding.

(2)

Includes 1,011,300 shares held in the Barbara J. Hunt Marital Trust. The amount also includes 200,000 shares held by T. Kendall Hunt’s spouse as to which shares Mr. Hunt disclaims beneficial ownership. Further, the amount includes 100,000 shares held in the T. Kendall Hunt and Barbara J. Hunt Charitable Remainder Trust as to which Mr. Hunt disclaims beneficial ownership to the extent he does not have a pecuniary interest. The address of T. Kendall Hunt is 121 West Wacker Drive, Suite 2050, Chicago, IL 60601.

(3)	Based solely on a Schedule 13G/A filed on January 23, 2018, by this beneficial owner. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10022.

The following table sets forth shares of our common stock that were authorized to be issued as of December 31, 2017, under the Company’s 2009 Equity Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$0.00	6,113,030
Equity compensation plans not approved by security holders	not applicable	not applicable	not applicable
Total	0	$0.00	6,113,030

(1)

Subject to adjustment for stock dividends, stock splits and other similar events, a maximum of 6,113,030 shares of common stock was available for issuance under the 2009 Equity Incentive Plan as of December 31, 2017.

DIRECTORS AND EXECUTIVE OFFICERS

The names of and certain information regarding our current directors who are nominated for election and our executive officers appear below.

T. KENDALL “KEN” HUNT—Mr. Hunt is our founder, and Chairman of the Board. Mr. Hunt has served as Chairman of the Board since the Company’s incorporation in 1997, and currently serves a one-year term. He was our Chief Executive Officer from 1997 through 1999 and returned as CEO in November 2002 through 2017. He served as a member of the Board of Directors of Global Med Technologies, Inc. from March 2006 until April 2010 and RedRoller Holdings, Inc. from December 2007 until December 2008. He holds an MBA from Pepperdine University, Malibu, California, and a B.B.A. from the University of Miami, Florida. Mr. Hunt is 74 years old.

Mr. Hunt has extensive experience in international business, internet and network security, and the acquisition and development of businesses in the United States and Europe. His leadership, as Chief Executive Officer of VASCO, provided him with intimate knowledge of our operations and corporate strategy.

MICHAEL P. CULLINANE—Mr. Cullinane has been a director since April 1998 and currently serves a one-year term. He is the Chairman of our Audit Committee and a member of our Compensation Committee and our Corporate Governance and Nominating Committee. From May 2008 through September 2013, Mr. Cullinane served as Executive Vice President and Chief Financial Officer of SilkRoad, Inc., a cloud-based software company in the human capital management space. Mr. Cullinane served as the Executive Vice President and Chief Financial Officer of Lakeview Technology Inc. from January 2005 to July 2007. Mr. Cullinane served as the Executive Vice President and Chief Financial Officer and a director of Divine, Inc. from July 1999 to May 2003. He served as Executive Vice President, Chief Financial Officer and a director of PLATINUM Technology International, Inc. from 1988 to June 1999. Mr. Cullinane received a BBA from the University of Notre Dame, South Bend, Indiana. Mr. Cullinane is 68 years old.

Mr. Cullinane has an extensive finance, accounting and technology background, having served as chief financial officer of four technology companies, two of which were publicly traded. He provides the Board with unique insights into the Company’s growth strategies, global financial and accounting matters, and operations.

JOHN N. FOX, JR.—Mr. Fox has been a director since April 2005 and currently serves a one-year term. He is Chairman of our Compensation Committee and is a member of our Audit Committee and our Corporate Governance and Nominating Committee. From 1998 to 2003, Mr. Fox served as a Vice Chairman of Deloitte & Touche and the Global Director, Strategic Clients for Deloitte Consulting. He held various other positions with Deloitte Consulting from 1968 to 2003, and served on the board of Deloitte Touche Tohmatsu from 1998 to 2003. Since 2007, Mr. Fox has been a director of Cognizant Technology Solutions Corporation where he serves as the Chairman of the Compensation Committee and is a member of the Nominating and Governance Committee. Mr. Fox received his BA degree from Wabash College and his MBA from the University of Michigan. Mr. Fox is 75 years old.

Mr. Fox has extensive global business experience having served as vice chairman and global director of an internationally prominent consulting firm. He has over 34 years of experience advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change. He provides the Board with the perspective of an executive with direct project management, staffing, compensation and organizational process experience.

ARTHUR GILLILAND - Mr. Arthur Gilliland has been a director since December 2017 and currently serves until the June 2018 shareholder meeting. He is a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Mr. Gilliland is a senior enterprise software executive. His experience leading both mature and high-growth emerging technology companies complements VASCO’s increased focus on its rapidly growing software business. Art is currently CEO of Skyport Systems where he led all aspects of the company from pre-product start-up to first customer shipment, and to significant growth within its Fortune 500 target customer base. Mr. Gilliland earned a Bachelor’s degree in Economics from Carleton College and a Master’s of Business Administration from the Harvard Business School. Recognized as an information security expert, he also holds several key patents in security and is a Certified Information Systems Security Professional (CISSP). Mr. Gilliland is 47 years old.

Prior to Skyport Systems, Art was Hewlett Packard’s SVP and General Manager, Enterprise Security Products. In this role, he was responsible for all aspects of the company’s security software business that drove its global P&L, including sales, marketing, product development, operations and support. Prior to HP, Art was SVP of Symantec Corporation’s Information Security Group where he led engineering, product development, industry relations and operations for the company’s Data Loss Prevention, Encryption, Compliance, Trust Services, User Authentication, Security Incident Management, Security Intelligence and Managed Security Services solutions. Mr. Gilliland brings to the Board the perspective of a technology executive, including as CEO, with experience across all functional areas, and in particular he brings industry experience relevant to the Company including security, SaaS, identity and access management, and data management.

JEAN K. HOLLEY— Ms. Holley has been a director since August 2006 and currently serves a one-year term. She is Chair of the Corporate Governance and Nominating Committee and a member of the Audit Committee and Compensation Committee. Ms. Holley served as Group Senior Vice President and Chief Information Officer for Brambles Limited, the global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the Executive Vice President and Chief Information Officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world. Ms. Holley previously served as the Vice President and Chief Information Officer for USG Corporation from 1999 to 2003. Prior to that, she served as Senior IT Director for Waste Management, Inc. Since August 2017, Ms. Holley has been a director of Herc Holdings Inc., and serves on the Audit and Financing Committees. Ms. Holley holds a B.S. in Computer Science/Electrical Engineering from Missouri University Science & Technology, and a M.S. in Computer Science/Engineering from Illinois Institute of Technology in Chicago. Ms. Holley is 59 years old.

Ms. Holley has an extensive background in information technology (IT) and engineering, global operations and manufacturing, corporate strategy and product development, having served as the chief information officer of two public companies. She brings to the Board the perspective of a technology executive with many years of experience in operations, communications strategy planning, product development, IT capabilities and data security.

MATTHEW MOOG—Mr. Moog has been a director since December 2012 and currently serves a one-year term. He is a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Mr. Moog is CEO of Power Reviews, Inc., a leading consumer ratings and reviews service. In this role, Mr. Moog is responsible for leading the company to create innovative products and services that help consumers make smart decisions and help businesses gain valuable feedback. In addition, Mr. Moog is Founder of Built In, a network of regional online communities that connect, educate, and promote digital entrepreneurs and innovators. Mr. Moog is also the founder of the FireStarter Fund, an early stage investment fund focused on digital technology companies, and chaired the project to launch 1871, a 50,000 square foot co-working center for technology startups in Chicago. Mr. Moog holds a BA in Political Science from the George Washington University. Mr. Moog is 48 years old.

Previously, Mr. Moog served as President and CEO of publicly traded Q Interactive, EVP Sales and Marketing at CoolSavings, Inc. the predecessor to Q Interactive and Business Development Manager at Microsoft. Mr. Moog brings to the Board the perspective of a technology executive with many years of experience in sales, business development, product development, cloud computing, capital allocation and executive management.

Executive Officers

SCOTT M. CLEMENTS—Mr. Clements is our President and Chief Executive Officer and has held this position since July 2017. He served as President and Chief Operating Officer from November 2016 through July 2017. Mr. Clements joined the Company in 2015 as Executive Vice President and Chief Strategy Officer. Prior to joining VASCO, Mr. Clements spent 11 years at Tyco International and was most recently Corporate Senior Vice President, Business Development focused on technology acquisitions in 2015. Mr. Clements served as President of Tyco Retail Solutions from 2007 to 2014 and as Tyco’s Chief Technology Officer from 2012 to 2014. Before joining Tyco, Mr. Clements spent a decade at Honeywell International in domestic and international financial and operational leadership roles. Mr. Clements received a BS in Chemical Engineering and Advanced Process Control from The Ohio State University and an MBA in Finance and Corporate Strategy from the University of Michigan in Ann Arbor. Mr. Clements is 55 years old.

MARK S. HOYT—In November 2015, the Board of Directors appointed Mr. Hoyt to the positions of Chief Financial Officer and Treasurer. In March 2018, the Board also appointed Mr. Hoyt an Executive Vice President. Mr. Hoyt joined the Company in October 2015. Prior to joining the Company, Mr. Hoyt was the Chief Financial Officer of Groupon, Inc. operations in Europe, Middle East and Africa, based in Switzerland from 2012 to 2015, and from 2010 to 2012, he was Vice President of International Financial Operations of Groupon, Inc. based in Chicago. Mr. Hoyt is a CPA and began his career at PricewaterhouseCoopers, followed by international positions at Motorola, Inc. and CareerBuilder. Mr. Hoyt holds an MBA from the University of Chicago Booth School of Business and a BS in Accountancy from Miami University. Mr. Hoyt is 50 years old.

Meetings of the Board of Directors

The Board of Directors met 8 times during 2017. Each incumbent director attended at least 96% of the meetings of the Board and the meetings held by all committees on which he or she served in 2017, in the aggregate. As part of their duties, the directors are expected to attend the annual meetings of stockholders. Each of the directors attended last year’s annual meeting.

The Board of Directors presently has three standing committees, the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee, each of which is described more fully below.

Board Independence

Our Board of Directors conducts an annual review as to whether each of our directors meets the applicable standards of the NASDAQ Stock Market Rules. Our Board of Directors has determined that each of the current directors and director nominees, other than T. Kendall Hunt and Scott M. Clements, has no material relationship with VASCO other than as a director and is independent within the listing standards of NASDAQ. In making its independence determinations, the Board of Directors has broadly considered all relevant facts and circumstances and has concluded that there are no transactions or relationships that would impair the independence of any of the directors or director nominees, other than T. Kendall Hunt and Scott M. Clements.

Board Leadership Structure

The current leadership structure of the Company provides for the separation of the roles of the Chief Executive Officer and the Chairman of the Board of Directors. T. Kendall Hunt, the founder of VASCO, serves as our Chairman of the Board and Scott M. Clements, also a director, serves as our President and Chief Executive Officer. At this time, the Board believes that in light of the Company’s size, the nature of our business, the separation of these roles serves the best interests of VASCO and our stockholders. As the founder of VASCO, Mr. Hunt is uniquely qualified to guide our Board and to ensure that critical business issues are brought before the Board. Mr. Hunt also retained the Chairman role following his resignation as CEO in 2017 which allowed Mr. Clements to transition to CEO without the additional Chairman responsibilities.

Lead Independent Director

Although the current Board leadership structure includes the separation of the roles of CEO and Chairman, our Chairman, Mr. Hunt, is not considered “independent” under the listings standards of NASDAQ. In 2017, the Board adopted a lead independent director policy and designated a lead independent director, Mr. John Fox. Such policy may be found in the Investor Relations section of our website www.vasco.com. The duties of the lead independent director include:

Executive Sessions

•           Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors. Provide a report to the CEO on all relevant matters arising from those sessions, and invites the CEO to join those sessions for further discussion as appropriate.

Call Meetings of Independent Directors

•           Has the authority to call meetings of the independent Directors. Provide a report to the CEO on all relevant matters arising from those sessions, and invites the CEO to join those sessions for further discussion as appropriate.

Board Information, Agendas and Schedules

•           Provide input on the quality, quantity, appropriateness and timeliness of information supplied by management to the Board with the objective of obtaining information sufficient for the Board to make informed decisions.

•           Collaborate with the CEO, Chairman and management on setting the agenda for each Board meeting.

•           Provide input on the frequency of Board meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

Our independent directors regularly meet alone in executive session. In addition, the Audit, Compensation and Corporate Governance and Nominating Committees are comprised solely of independent directors. The Board regularly reviews the Company’s leadership structure and reserves the right to alter the structure as it deems appropriate.

The Board’s Role in Risk Oversight

The Board of Directors is primarily responsible for overseeing the assessment and management of the Company’s risk exposure and does so directly and through each of its committees. The Board of Directors and each of its committees regularly discuss with management the Company’s major risk exposures, their likelihood, the potential financial impact such risks may have on the Company, and the steps the Company takes to manage any such risks. The Audit Committee oversees the Company’s risks and exposures regarding financial reporting and legal compliance. The Compensation Committee oversees risk management relating to our overall incentive compensation programs, including those for senior management. The Corporate Governance and Nominating Committee oversees risks related to succession planning and compliance with our Corporate Governance Guidelines and Code of Conduct and Ethics. As necessary or appropriate, the Board and its committees may also retain outside legal, financial or other advisors. The Board reviews the Company’s overall risk management program at least annually. Throughout the year, management updates the Board and relevant committees about factors that affect areas of potential significant risk. We believe that this is an effective approach for addressing the risks faced by VASCO and that our Board’s leadership structure, with a Lead Independent Director, also supports this approach by providing additional insights and experience with risk oversight.

Communications with Directors

Stockholders may send communications to the Board of Directors at the Company’s address, 121 West Wacker Drive, Suite 2050, Chicago, IL 60601. Any such communication addressed to a specific Board member and designated as “Confidential” will be delivered unopened to the specific Board member. If a communication is addressed to the Board as a whole and designated as “Confidential,” the communication will be delivered to the Chairman of the Corporate Governance and Nominating Committee. Any communication not designated as “Confidential” will be reviewed by management and brought to the attention of the Board at its next regularly scheduled meeting.

Corporate Governance and Nominating Committee

The Board of Directors constituted and established the Corporate Governance and Nominating Committee with authority, responsibility, and specific duties as described in the Corporate Governance and Nominating Committee Charter. A copy of the charter is available on our website,  www.vasco.com/investors  in the corporate governance section of our investor relations webpage. The primary function of this committee is to assist the Board in:

•                                 Determining the appropriate structure of the Board, including committees;

•                                 Evaluating the performance of the Board and management;

•                                Identifying and recommending to the Board individuals to be nominated as a director, including the consideration of director candidates recommended by stockholders;

•                                 Providing oversight of management succession plans;

•                                 Providing oversight of the Corporate Governance Guidelines; and

•                                 Providing oversight of the Code of Conduct and Ethics.

The Corporate Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. VASCO does not have a formal policy with respect to diversity. However, the Board believes that it is essential that VASCO’s Board members represent diverse viewpoints, with a broad array of business experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

The Corporate Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Corporate Governance and Nominating Committee, c/o VASCO Data Security International, Inc., 121 W. Wacker Drive., Suite. 2050, Chicago, IL 60601 not less than 60 nor more than 90 days prior to the date of the Annual Meeting of Stockholders at which the nomination is to be made and should not include self-nominations. The committee applies the same criteria described above to nominees recommended by stockholders.

The Corporate Governance and Nominating Committee is comprised of three or more directors, each of whom must be an independent director, as defined by the NASDAQ Stock Market Rules. The members of the committee are elected by the Board at its annual organizational meeting and serve at the pleasure of the Board until their successors are duly elected and qualified. The members of the Corporate Governance and Nominating Committee are Jean K. Holley (Chair), Michael P. Cullinane, Art Gilliland, John N. Fox, Jr., and Matthew Moog. The Corporate Governance and Nominating Committee met four times during 2017.

Compensation Committee

The Compensation Committee of VASCO’s Board of Directors is composed of three or more independent directors as determined in accordance with applicable rules of the Nasdaq Stock Market and the SEC and applicable rules under the Code. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website,  www.vasco.com/investors  in the corporate governance section of our investor relations webpage. The Compensation Committee acts on behalf of our Board of Directors to establish the compensation of VASCO’s named executive officers and makes recommendations to the Board regarding compensation of our non-employee directors. The Compensation Committee oversees risk management relating to our overall incentive compensation programs, including those for senior management. The Compensation Committee administers the Company’s 2009 Equity Incentive Plan and the VASCO Data Security International, Inc. Executive Incentive Compensation Plan (the “Executive Incentive Compensation Plan”). The members of the Compensation Committee are John N. Fox, Jr. (Chairman), Michael P. Cullinane, Art Gilliland, Jean K. Holley, and Matthew Moog. The Compensation Committee met six times during 2017.

Audit Committee

The Audit Committee of the Board of Directors, as established in accordance with Section 3(a)(58)(A) of the Exchange Act, is composed of three or more independent directors, as required by the NASDAQ Stock Market Rules, who also meet the additional independence standards required for audit committee members. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the financial reporting process on behalf of the Board. A copy of the charter is available on our website, www.vasco.com/investors in the corporate governance section of our investor relations webpage. The members of the Audit Committee are Michael P. Cullinane (Chairman), John N. Fox, Jr., Art Gilliland, Jean K. Holley, and Matthew Moog. The Board of Directors has determined that Messrs. Cullinane and Moog qualify as audit committee financial experts and has designated them as such. Each year, the Audit Committee recommends the selection of the independent registered public accounting firm to the Board of Directors. We are not required under our charter or Bylaws to submit the selection of the independent registered public accounting firm to a vote of the stockholders. The Audit Committee met 10 times during 2017.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee held discussions with management and KPMG LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard 1301, as amended, (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board. These matters included a discussion of KPMG LLP’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

The Audit Committee also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communication with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described below is compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Michael P. Cullinane, Chairman
John N. Fox, Jr.
Art Gilliland
Jean K. Holley
Matthew Moog

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services rendered by KPMG LLP, VASCO’s independent registered public accounting firm. Those policies and procedures include a review of the independent registered public accounting firm’s audit plan and fee schedule for the period under review. If such audit plan and fee schedule are approved by the Audit Committee, the independent registered public accounting firm provides an engagement letter in advance of the start of the audit work to the Audit Committee outlining the scope of the audit and related audit fees. Our senior management will also recommend, from time to time, to the Audit Committee that it approve non-audit services that would be provided by the independent registered public accounting firm. Our senior management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating the cost of the non-audit services, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. The Audit Committee has also delegated to its Chairman the authority to pre-approve KPMG permissible non-audit services, with the Chairman and KPMG required to summarize any such approvals at the subsequent Audit Committee meeting.

The following sets forth the amount of fees paid to our independent registered public accounting firm, KPMG LLP, for services rendered in 2017 and 2016:

Audit Fees: The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings were $1,744,762 for the fiscal year ended 2017 and $1,495,914 for the fiscal year ended 2016.

Tax Fees: The aggregate fees billed by KPMG LLP for tax compliance and tax advice were $76,826 in 2017 and $9,334 in 2016. The 2017 fees represent permissible foreign subsidiary tax compliance services and permissible tax consulting services in the U.S. The 2016 fees relate to permissible foreign subsidiary tax compliance services.

All Other Fees: There were $68,507 of other fees billed by KPMG in 2017 and $52,254 in 2016, associated with the performance of permissible attestation services.

It is currently the policy of the Audit Committee to pre-approve all services rendered by KPMG LLP. The Committee is authorized by its Charter to review and pre-approve the audit plan and all other audit and permitted non-audit services, and related fees or other compensation to be paid to KPMG LLP. The Audit Committee pre-approved all of the above fees for both 2017 and 2016.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” and, based on such review and discussions, recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement. The Board approved our recommendation.

Respectfully submitted,

John N. Fox, Jr., Chairman

Michael P. Cullinane

Art Gilliland

Jean K. Holley

Matthew Moog

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A describes the material components of compensation and discusses the compensation decisions for our named executive officers listed in the Summary Compensation Table below. The NEOs are as follows:

•                    President and Chief Executive Officer — Scott M. Clements (CEO);

•                    Executive Vice President and Chief Financial Officer — Mark S. Hoyt (CFO); and

•                    Chairman and former Chief Executive Officer — T. Kendall Hunt (former CEO or Chairman).

Mr. Clements became a named executive officer in November 2016 when he was appointed President and Chief Operating Officer. In July 2017, Mr. Clements succeeded Mr. Hunt as CEO. Because Mr. Hunt was a named executive officer from January to July of 2017, he is included in this section as a named executive officer.

2017 SAY-ON-PAY AND SAY-ON-PAY FREQUENCY VOTES

At our 2017 annual meeting, 96% of the votes cast by our stockholders approved our Say-on-Pay proposal. We meet with key investors throughout the year to understand the topics that matter most to them, including any that relate to executive compensation. We consider any such stockholder input, and evolving practices in the market, to strive for alignment in our executive pay programs.

Consistent with the recommendation of the Board, at our 2017 annual meeting, 53% of the votes cast by our stockholders approved our proposal to hold Say-on-Pay votes every three years. Therefore, at this time we will continue to hold such vote every three years.

EXECUTIVE SUMMARY

Our Company Strategy

We engaged in a detailed corporate strategic planning process in 2016 and developed a process for updating our strategic plan at least annually. In 2017, we delivered on executing that plan. Our senior management team was responsible for numerous goals in 2017, including:

1.              Return to growth after a 20% decline in revenue in 2016 while maintaining positive cash flow

2.              Grow software and services revenue while sustaining our profitable hardware business

3.              Execute on our Trusted Identity technology strategy

4.              Effectively execute our succession planning following the retirement over the last several years of our top three executives who had been with the company for many years

5.              Fill out a strong management team able to execute on our strategic plan in the years to come

6.              Build new capabilities in sales, marketing, product management, and software development

7.              Strengthen our internal business processes and systems

8.              Expand our investor outreach

9.              Exit non-core businesses; restructure where needed

10.       Establish and execute an active and disciplined M&A/strategic partner plan focused on strategically aligned and economically attractive businesses

A number of these goals reflect a fundamental evolution of the Company that is underway. We are experiencing a transition in leadership, in geographies that we serve, in revenue source as growth in our hardware market dissipates, and in the technology needs of our customers. We have many strengths that are helping us navigate this evolution including strong leadership, strong customer relationships, compelling new product announcements that address urgent business needs, a growing market for our overall solutions, a sound strategy, a healthy business that has delivered positive results for more than a decade and a strong balance sheet.

Our 2017 Performance

Company Financial Results

•                  VASCO’s revenue from continuing operations for 2017 increased by 1% to $193.3 million from $192.3 million in 2016, after a 20% decline from 2015 to 2016

•                  Gross profit was 70% revenue for 2017, in an increase from 68% of revenue in 2016

•                  The Company continued to be cash flow positive and brought its cash balance to $158.4 million at December 31, 2017, with no debt

•                  The Company increased its revenue from non-hardware software and services by 29% in 2017 to 46% of revenue, up from 36% of revenue in 2016

Our results for 2017 met the performance targets established by the Compensation Committee at the beginning of 2017 for annual cash bonuses. For long-term performance based equity incentive compensation, which was measured on a three-year performance period from 2015 — 2017, the performance targets were not met. As a result, our named executive officers did receive a cash bonus for 2017 but did not earn their three-year performance based equity issued in 2015. The long-term performance based equity compensation issued at the beginning of 2017 will be measured on three-year performance from 2017-2019. The “Summary Compensation Table” below reflects the total compensation earned by our named executive officers for 2017.

Company Strategic Results

While the first two goals above under “Our Company Strategy” may be measured quantitatively, the remaining eight goals are more qualitative in nature. And some are multi-year projects. In 2017, with respect to these eight goals, we either successfully achieved them or made substantial progress toward achieving multi-year goals. While the Compensation Committee chose to focus on quantitative goals for setting long-term compensation and annual bonus targets in 2017, performance against these qualitative goals was also considered generally and with respect to setting 2018 compensation amounts.

Summary 2017 Compensation Results

The annual cash bonus opportunity for the named executive officers for 2017 was based on the achievement of one-year financial targets. As discussed more fully below, VASCO’s results in 2017 exceeded the cash bonus targets and the named executive officers received cash bonuses in 2018 at 118.6% of target. The long-term equity incentive awards for 2017 were based 60% on the achievement of three-year financial targets, and 40% time based vesting. If the three-year target is achieved, the performance shares will vest immediately after the close of 2019. Time based shares vest semi-annually over four years. The three-year performance based stock awards granted in 2015 for 2015-2017 performance were not earned and were forfeited as of the close of 2017.

COMPENSATION OVERVIEW AND APPROACH

We operate in the very competitive global technology industry, specializing in cybersecurity, fraud management, e-signature and related hardware and software solutions, which are subject to constant change and require market-leading innovation and management. To succeed in this environment, VASCO is required to attract, motivate, reward and retain highly talented and experienced executives and key employees.

Accordingly, the Compensation Committee is guided by the following principles:

•                                          Compensation should be based on the level of job responsibility, individual performance and Company performance. The greater the level of responsibility, the greater the proportion of compensation that should be linked to Company performance and stockholder returns, because of a greater ability to affect Company results.

•                                          Compensation should be aligned with the value of the job in the marketplace and should be designed to allow VASCO to attract, motivate and retain the caliber of executive talent that we require to succeed in our industry.

•                                          Compensation should reward performance, both annual and long-term. Accordingly, the Compensation Committee believes that a substantial portion of an executive officer’s compensation should be subject to achieving measurable performance criteria that are linked directly to the Company’s strategy and to stockholder value, and that a substantial portion of that performance-based compensation should be paid in the form of equity.

•                                          Exceptional performance, both for the individual and for VASCO, should be rewarded with a high level of performance-based compensation; likewise, when performance fails to meet expectations or lags benchmarks set by the Compensation Committee, the result should be compensation at a lower level.

•                                          Performance-based compensation should be based on measures that are simple to understand and that are directly tied to the Company’s long-term strategies and operational goals.

•                                          The objectives of pay-for-performance must be balanced with retention of key employees whose knowledge and experience are important to our long-term strategies and success. Even in periods of temporary downturns in Company performance or during periods of transition, the level of compensation should ensure that our executives would remain motivated and committed to VASCO and the execution of our long-term strategies.

We use compensation data for a peer group of companies as a reasonableness standard in determining the types and amounts of compensation we believe are appropriate for our named executive officers. We do not target a percentile range within the peer group. The total targeted compensation of our CEO, former CEO and CFO, respectively, were in the second quartile, third quartile, and third quartile for 2017. Upon his promotion to CEO in July 2017, Mr. Clements’ annual base salary was increased by $50,000 to reflect his new role. Mr. Clements’ total targeted compensation at July 2017 remained in the second quartile for CEO’s for 2017.

We believe that our approach to setting targets with multiple performance measurement metrics assists in mitigating excessive risk-taking that could harm VASCO’s value or reward poor judgment by our executives. We have allocated compensation among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk taking, but to reward meeting strategic company goals that should enhance shareholder value over time. In addition, we believe that the mix of equity awards granted under our long-term incentive program, which includes awards with multi-year vesting, as well as the significant equity holdings of our named executive officers, also mitigates against risk that would not be justified by a longer-term investment horizon.

We do not consider the value of past awards when determining current compensation. Rather, our responsibility in setting compensation is to ensure that the expected values of the equity grants at the time they are made are reasonable and competitive.

WHAT WE DO

•              Reward performance, both annual and long-term, through incentive compensation.

•                                          Balance between short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

•              Utilize performance-based equity to align the long-term interests with those of our shareholders.

•              Have significant stock holdings by named executive officers.

•              Clawbacks under plans and grant agreements.

•              Multi-year vesting of equity awards.

WHAT WE DO NOT DO

•              No excessive perquisites for our named executive officers.

•              No special executive retirement programs that are specific to our named executive officers.

•              No hedging transactions or short sales allowed.

The Compensation Committee’s Processes and Practices

The Compensation Committee of our Board of Directors makes all determinations regarding the compensation of VASCO’s named executive officers including the evaluation and approval of compensation plans, policies and programs offered to our named executed officers. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

The Compensation Committee designed 2017 total compensation potential for our named executive officers based largely on at-risk incentive compensation. Compensation is designed to create incentives for strong operational performance and for the long-term growth and value of the Company, thereby closely aligning the interests of management with the interests of our shareholders.

The majority of our named executive officers’ target compensation was at risk in the form of a performance-based cash bonus and three-year performance based equity awards. Performance targets for the 2017 annual cash bonus were based on VASCO’s annual budget and performance targets for the equity incentives were based on three-year financial targets. Failure to meet the targets would result in reduced or no payment of a cash bonus or the issuance of shares. Overachievement of targets would result in the payment of cash or the issuance of stock above the targeted amounts, subject to maximums.

Consideration of Company and Industry Performance

The Compensation Committee took into account the Company’s performance during 2017, its 2017 budget, and long-term strategy as well as an analysis of its peer group in its compensation decisions, as described below:

•                                          Assessment of VASCO’s Performance. In 2017, we provided incentive compensation that would compensate the named executive officers for overall growth in VASCO’s business. We provided annual performance-based incentive cash compensation measured against the growth of our overall business in all sectors. Our annual cash bonus targets were based on total revenue, non-hardware revenue and EBITDA. For the named executive officers’ performance-based equity compensation, we used a three-year revenue performance target that will be measured at December 31, 2019, split equally between hardware and non-hardware revenue targets. Of the total equity award component, 60% is based on the three-year targets and the remaining 40% was granted as time based restricted stock vesting over four years.

•                                          Annual Performance Goals and Annual Assessments of Individual Performance. During February of each year, each of the named executive officers proposes for consideration by the Compensation Committee, annual goals (both individual and Company objectives) to be accomplished in the year. These goals are aligned with key Company strategic initiatives for the year. The proposed goals of each named executive officer, other than our CEO, are reviewed and discussed by the individual and our CEO before they are presented to the Compensation Committee. The Compensation Committee may solicit input from our named executive officers regarding goal setting and their performance if it believes such input to be appropriate and helpful to its review and decisions. The Compensation Committee often seeks further input from our CEO in establishing the annual performance goals for the other named executive officers. The proposed annual goals are reviewed, adjusted as the Compensation Committee considers appropriate and approved by the Compensation Committee. Progress is reviewed during the “performance year,” including a year-end performance review. The conclusions that result from the year-end review are used as one of the factors considered in determining an executive’s base salary for the following year.

•                                          Peer Analysis. In making compensation decisions, the Compensation Committee reviews targeted total compensation for our named executive officers against the total compensation paid by a peer group of publicly traded technology companies. This peer group, which is reviewed and updated by the Compensation Committee annually, consists of companies against whom VASCO competes for customers, talent and stockholder investment. The companies that were included in this peer group for purposes of determining 2017 compensation were determined by the Compensation Committee. The Compensation Committee has also consulted with Meridian Compensation Partners, LLC (“Meridian”) regarding the peer group in the past, with consideration given to matters such as the relative size and stage of our development compared to others with whom we compete and the availability of compensation information for potential peer companies.

The peer group may change from year to year because compensation information at a potential peer company becomes available or unavailable (for example, information previously not available would become available once a company begins public filings, or information previously available could become unavailable if a company has been acquired and is no longer required to report such information publicly), because of a change in size of a potential peer company such that the Compensation Committee no longer considers it appropriate to consider the other company as a peer, or for other reasons determined appropriate by the Compensation Committee in its subjective judgment as it reviews potential peer companies. The Compensation Committee gathered information regarding the salary levels, bonus amounts, targeted bonus amounts and long-term equity award levels and types for executives at the peer group companies in positions comparable to those of the Company’s named executive officers. The data gathered was derived from information made publicly available in 2016 regarding compensation paid by the peer group companies in 2015 (2016 compensation data was utilized to the extent available at the time the Committee’s information was gathered in late 2016).

There were 18 companies in the peer group reviewed by the Compensation Committee as part of establishing 2017 compensation levels for the named executive officers:

American Software, Inc.	Aspen Technology, Inc.	Bottomline Technologies, Inc.	Broadsoft, Inc.	Callidus Software, Inc.	Ellie Mae, Inc.
Ebix Inc.	Guidance Software, Inc.	Imperva, Inc.	Monotype Imaging Holding, Inc.	Progress Software, Inc.	PROS Holdings, Inc.
QAD Inc.	Rapid 7, Inc.	Radware Ltd.	Seachange International Inc.	Interactive Intelligence Group Inc.	Telenav, Inc.

Although the Compensation Committee reviews the compensation practices of the companies in the peer group, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix or absolute value of compensation components. Instead, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each named executive officer as well as the Company’s overall financial and competitive performance. The Compensation Committee believes that this flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive and rapidly changing market.

Compensation Committee Meetings. The Compensation Committee meets several times each year (six times in 2017). Committee agendas are established by the Compensation Committee Chairman in consultation with the other Compensation Committee members and the Secretary.

Independent Committee Members. All the members of the Compensation Committee are outside directors and are independent.

Role of the Independent Consultant. The Compensation Committee retains an independent consulting firm from time to time as the Committee believes it is warranted. The Compensation Committee’s Charter requires the Committee to assess various independence factors to better understand the level of independence of the consulting firm. The Compensation Committee did not engage an outside consulting firm with respect to 2017 compensation.

The use of an independent consultant provides additional assurance that VASCO’s executive compensation is reasonable and consistent with our objectives and the Compensation Committee’s guiding principles. At the end of 2017, the Compensation Committee re-engaged Meridian with respect to 2018 compensation. The consultant reports directly to the Compensation Committee and does not provide any services to management.

Role of Management. The Compensation Committee makes all determinations regarding the compensation of the named executive officers. The officers are asked to propose goals however they are subject to any modifications that the Compensation Committee considers appropriate, and approved by the Compensation Committee. Our Chief Executive Officer evaluates the performance of the other named executive officers as part of the interim progress reviews during the year and as part of the year-end performance review. The Compensation Committee considers the CEO’s evaluations and recommendations in setting compensation levels for the other named executive officers. The Compensation Committee may solicit input from our named executive officers regarding goal setting and their performance if it believes such input to be appropriate and helpful to its review and decisions. The Compensation Committee reviews the CEO’s performance as compared to his performance goals at the same time as the performance of the other named executive officers is being reviewed, but without any recommendations by the CEO concerning his own performance. If it considers it appropriate to do so, the Compensation Committee may confer with other members of management or a compensation consultant in connection with the year-end performance reviews and the setting of compensation levels (both total compensation and individual components thereof) for the succeeding year.

Other Compensation Matters

•                                          Evaluation of “Say on Pay” Advisory Votes. Our first advisory “say on pay” vote in 2011 resulted in over 94% of votes cast approving our compensation program for named executive officers, and our second advisory “say on pay” vote in 2014 resulted in almost 95% of votes cast approving our compensation program for named executive officers. Our most recent advisory “say on pay” note was in 2017 where 96% of votes cast approved our compensation program. In addition, consistent with the recommendation of management, stockholders voted for advisory “say on pay” voting every three years, and we have implemented that recommendation, which is evidenced by the occurrence of our “say on pay” votes in 2014 and 2017. In addition, the advisory “say on pay frequency” vote from 2011 was affirmed in 2017 with 53% of the votes cast approving a three year cycle. We evaluated the results of the 2017 “say on pay” vote as part of the annual overall assessment of our compensation program for our named executive officers. Noting the strong support from stockholders for our program, we determined that it continues to satisfy our objectives and to remain consistent with our compensation philosophy. Accordingly, the Compensation Committee did not make any material changes in the overall compensation program for the named executive officers based on the 2017 vote. However, we did modify our compensation program based on the judgment of the Compensation Committee, including eliminating a one year performance period for equity awards and using solely a three year period instead, and introducing time based restricted stock as a portion of the equity component.

•                                          Claw Backs. The Company’s equity incentive plan, standard equity grant agreements and cash incentive compensation plan provide that if the Company determines that the grantee’s Wrongful Act (as defined in each plan) was a significant contributing factor to the Company or a subsidiary having to restate all or a portion of its financial statements, the Compensation Committee may determine that such grantee will forfeit and must repay to the Company any Common Stock, cash or other property paid in respect of any awarded share during the period beginning on the date the financial statements requiring restatement were originally released to the public or submitted to the Securities and Exchange Commission (whichever is earlier) and ending on the date the restated financial statements are filed with the Securities and Exchange Commission.

•                                          Executive Stock Ownership. The Compensation Committee reviews from time to time, whether a stock ownership policy for VASCO’s executives is needed. In 2016, the Compensation Committee adopted an executive stock ownership policy requiring executive officers to hold equity at least equal to a multiple of their current base salaries of each of the CEO and CFO of 300% and 150%, respectively, within three years of appointment. Shares that have been granted but are subject to additional time-based vesting are counted toward this requirement. At December 31, 2017, and as of the date of this proxy statement, all of our named executive officers comply with this policy.

•                                          No hedging or pledging. The Company’s Officer and Director stock trading policy prohibits executive officers from the following trading activities in VASCO securities: short selling; buying or selling put options, call options or other derivative securities relating to the Company; engaging in hedging transactions, such as “costless collars” and forward sale contracts for VASCO securities; purchasing VASCO securities on margin; borrowing against Company securities in a margin account; or pledging VASCO securities.

•                                          No Excise Tax Gross-ups. The Company does not provide any excise tax gross-up for any payment to an executive officer that would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.

•                                          No Repricing of Stock Options. Our 2009 Equity Incentive Plan prohibits repricing stock options or paying cash for underwater stock options.

•                                          Executive Management Succession Plan. During 2016, the Company formalized its approach to executive management succession planning and adopted a written policy. The Company followed this approach during 2016 and 2017 as our President and Chief Operating Officer retired in 2016 and was succeeded in an orderly fashion by Mr. Clements, and in 2017 when Mr. Clements succeeded Mr. Hunt as CEO.

ELEMENTS OF COMPENSATION

The principal components of compensation for the named executive officers consist of base salary, annual cash incentive compensation and long-term incentive compensation.

NEO Compensation for 2017

Compensation Element	Description	Cash	Equity

Base Salary	Fixed annual cash pay based on scope of responsibilities and individual performance

Annual Cash Bonus	Variable annual cash bonus tied to achievement of designated annual targets

Long-Term Incentive — 40% Time-Based Restricted Stock with four year vesting, 25% per year, semi-annually	Time-based stock program which encourages and rewards continued four year service with the Company and long-term performance of our common stock

Long-Term Incentive —60% Performance Based Restricted Stock with vesting at the end of the three year performance period, if earned

Variable performance-based stock program based on achievement of three-year financial targets, which encourages and rewards continued service with the Company and long-term performance of our common stock

Base Salary

Base salary is the fixed element of the named executive officers’ annual cash compensation. The value of base salary recognizes the executive’s long-term performance, scope of responsibilities, capabilities and the market value of those capabilities. Salary increases are effective January 1 of each year.

In establishing the base salaries for 2017, the Compensation Committee considered VASCO’s peer group data, company performance and each individual’s accomplishment of his annual personal goals that had been established for the preceding year, and its own subjective assessment of each individual’s performance. Based on the foregoing factors, the base salaries of our named executives were as follows for 2017:

Name and Principal Position	Base Salary
Scott M. Clements President and Chief Executive Officer	$450,000
Mark S. Hoyt Executive Vice President and Chief Financial Officer	$350,000
T. Kendall Hunt Chairman and former Chief Executive Officer	$450,000

These base salaries reflect an increase of $50,000 for Mr. Clements in connection with his elevation to CEO in July 2017 and a $20,000 base salary increase for Mr. Hoyt. Mr. Hunt’s base salary was unchanged for 2017.

Annual Cash Bonus

For 2017, each of the named executive officers were eligible to receive an annual cash bonus based on the Company’s achievement of annual financial metrics for the Company as a whole, that had been established by the Compensation Committee. The Compensation Committee, in its subjective judgment after reviewing estimated compensation for officers in comparable positions at peer group companies, established the 2017 annual cash bonus targets as follows (Mr. Clements’ bonus target was not changed when his base salary was increased in July 2017):

Name and Principal Position	Bonus at the Target Level	Percentage of Base Salary	Bonus Actually Earned (118.6)%
Scott M. Clements President and Chief Executive Officer	$400,000	100%	$474,255
Mark S. Hoyt Executive Vice President and Chief Financial Officer	$262,000	75%	$310,637
T. Kendall Hunt Chairman and former Chief Executive Officer	$450,000	100%	$533,537

For 2017, the Compensation Committee, in its subjective judgment, determined that the annual cash bonus could be earned in whole or in part, based on the Company’s achievement of the following financial metrics.

•	Annual Revenue Component: 50% of the target award would be based on achievement of the annual revenue target;

•	Annual Non-hardware Revenue Component: 25% of the target award would be based on achievement non-hardware revenue target; and

•	Annual EBITDA Component: the remaining 25% of the target award would be based on achievement of the annual EBITDA target (earnings before interest, taxes, depreciation and amortization).

Annual Revenue Component

The annual revenue target was related to VASCO’s operating budget for 2017 and was approved by the Compensation Committee in February 2017. If the named executive officers failed to successfully execute or manage the key actions assume in the operating budget, the target revenue likely would not be achieved. Fifty percent of the possible total target annual cash bonus award was based on achievement of an overall revenue target of $200,000,000 that was determined by the Compensation Committee in its subjective judgment. The following performance payout curve also was established by the Compensation Committee, in its subjective judgment, for performance at levels lower or higher than the revenue target, with a maximum payout if 2017 revenue was $210,000,000 or more:

Performance Level (2017 Revenue)	Level of Payout as a Percent of Target
Less than $180.0 million	0%
$180.0 million	80%
$200.0 million	100%
$210.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the revenue amount for changes in accounting rules and extraordinary events.

In February 2018, the Compensation Committee determined that the Company’s annual revenue in 2017 was $193.3 million and accordingly, each named executive officer received a cash bonus award with respect to the annual revenue component at 93.3% of target for that component.

Annual Non-Hardware Revenue Component

The annual non-hardware revenue component was also derived from VASCO’s operating budget for 2017. The annual non-hardware revenue target of $85,900,000 based on that budget, was approved by the Compensation Committee in its subjective judgment during February 2017. If the executive officers failed to successfully execute or manage the key actions assumed in the operating budget, the targeted annual non-hardware revenue component likely would not be achieved.

The Compensation Committee, in its subjective judgment, established the following payout curve for performance at levels lower or higher than the annual non-hardware revenue target, with a maximum payout if 2017 annual non-hardware revenue was $94,000,000 or more.

Performance Level (2017 annual non-hardware revenue)	Level of Payout as a Percent of Target
Less than $77.0 million	0%
$77.0 million	50%
$85.9 million	100%
$94.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the revenue amount for changes in accounting rules and extraordinary events.

In February 2018, the Compensation Committee reviewed the annual non-hardware revenue for the year ended December 31, 2017, which was $92.0 million. Accordingly, the Compensation Committee determined, for the annual non-hardware revenue component, each named executive officer received a cash bonus award with respect to the annual non-hardware revenue component at 137.7% of target for that component.

Annual EBITDA Component

The annual EBITDA component was derived from VASCO’s operating budget for 2017. The annual EBITDA target of $11,100,000 based on that budget, was approved by the Compensation Committee in its subjective judgment during February 2017. If the executive officers failed to successfully execute or manage the key actions assumed in the operating budget, the targeted annual EBITDA component likely would not be achieved.

The Compensation Committee, in its subjective judgment, established the following payout curve for performance at levels lower or higher than the annual EBITDA target, with a maximum payout if 2017 annual EBITDA was $12,000,000 or more.

Performance Level (2017 annual EBITDA)	Level of Payout as a Percent of Target
Less than $11.1 million	0%
$11.1 million	100%
$12.0 million or higher	150%

Payment for performance between stated levels would be interpolated. In addition, the Compensation Committee retained discretion to adjust the EBITDA amount for changes in accounting rules and extraordinary events.

In February 2018, the Compensation Committee reviewed the annual EBITDA for the year ended December 31, 2017, which was $17.6 million. Accordingly, the Compensation Committee determined, for the annual EBITDA component, each named executive officer received a cash bonus award with respect to such component at 150% of target for that component.

Long-Term Equity Compensation

Long-term incentive awards for 2017 were granted in January 2017 pursuant to our 2009 Equity Incentive Plan. The plan was designed to serve as a performance incentive to encourage our executives, key employees and others to acquire or increase a proprietary interest in VASCO’s success. These incentives promote a long-term perspective critical to continued success in our business. They also ensure that our leaders are focused on stockholder value. The Compensation Committee believes that, over a period of time, our stock performance will, to a significant extent, be a direct result of our executives’ and key employees’ performance. The 2009 Equity Incentive Plan provides that awards of stock-based compensation, including restricted stock and performance shares, may be granted at the discretion of the Compensation Committee, in such amounts and subject to such conditions as the Compensation Committee may determine in accordance with the plan.

In determining awards for 2017, the Compensation Committee reviewed long-term incentive compensation as part of total compensation based on comparisons with the peer companies, market conditions and other factors. The Compensation Committee, in its subjective judgment, determined the target economic value of the long-term compensation award for each named executive officer as a percentage of the named executive officer’s base salary, as follows:

•	Mr. Clements—$1,200,000 or 300% of base salary (as set at the beginning of 2017)

•	Mr. Hoyt—$525,000 or 150% of base salary

•	Mr. Hunt—$1,350,500 or 350% of base salary

2017-2019 Three-Year Performance Based Shares

Sixty percent of the target economic value was granted as performance-based equity dependent on three-year performance targets. The three-year performance shares based on 2017 through 2019 metrics are vested if, and when, earned at the close of 2019. The Compensation Committee, in its subjective judgment, established the annual targets for the three-year performance shares, which it believed, were aligned with the strategic plan and the Company’s 2017-2019 budget. The targets are based upon hardware revenue and non-hardware revenue.  If the named executive officers fail to successfully execute or manage the key actions assumed in the operating budget and the strategic plan, the target revenue likely would not be achieved.

2017 Time-Based Shares

Forty percent of the target economic value of the total long-term equity compensation was granted in the form of time-based restricted stock dependent on continued employment for the four-year vesting period.

The Compensation Committee believes performance-based long-term incentives based on three-year performance measures, and four year time-based vesting, enhances the link between the creation of stockholder value and long-term executive compensation, provides increased equity ownership by the named executive officers and enables competitive levels of total compensation with an emphasis on payment for results. The Compensation Committee believes that the mix of a performance based award and time-based award appropriately aligned the named executive officers’ interests with those of our stockholders. The Compensation Committee also believes that the multi-year vesting mitigates risk and properly adjusts for the time horizon of risk, as these awards require an individual to remain in employment with VASCO for multiple years before an award is fully vested.

On the grant date, the economic value of the long-term incentive awards was converted into the equivalent number of shares by dividing the target economic value by the closing price of VASCO’s common stock on the grant date.

The unvested portions of share awards granted in 2017 are subject to forfeiture upon the recipient’s cessation of service with VASCO. Upon a change in control of VASCO, (1) performance shares for which the performance period has not been completed will vest at the target (100%) level pro-rata based on the number of days elapsed in the performance period, and (2) restricted stock awards will vest in full if (a) they are not converted, assumed or replaced by the successor company, or (b) upon a termination of employment under certain circumstances within one year after the change in control.

2015-2017 Three-Year Performance Shares

In February 2018, the Compensation Committee determined that the three-year performance shares granted in 2015 would not vest based on Company performance for the period of 2015-2017 and as such those shares were forfeited.

Additional Compensation Elements

Retirement Plans

VASCO does not provide retirement plans or pension plans specifically for the named executive officers.

Perquisites and Other Personal Benefits

VASCO does not provide special executive perquisites or other personal benefits.

Expatriate Expenses

VASCO maintains its international headquarters in Zurich, Switzerland and derives the majority of its revenues outside of North America. As a result, the Company has a practice of locating certain senior management employees in Zurich, including expatriates. The Board of Directors asked Mr. Hunt to spend a substantial portion of his working time in Zurich starting in 2011. Pursuant to the Swiss Assignment (as described further below under “Employment Agreements”), Mr. Hunt was provided certain allowances for himself and his spouse, including a monthly cost-of-living allowance for costs of housing, utilities, transportation and goods and services, certain relocation expenses, reimbursement for up to four home leave trips each twelve months, medical coverage, tax return preparation and advisory services, tax equalization for income taxes, and a Medicare tax gross-up, in connection with his relocation and current part-year assignment to VASCO’s international headquarters in Zurich, Switzerland. To the extent these expatriate amounts were included in Mr. Hunt’s compensation, they are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below. This expatriate expense arrangement with Mr. Hunt expired at December 31, 2017.

Mr. Clements was also assigned to VASCO’s Zurich, Switzerland office during 2016 and part of 2017, and he received a monthly lump sum cost of living allowance. Mr. Clements’ allowances are included in the “All Other Compensation” column of the “Summary Compensation Table” below. Upon Mr. Clements’ move to our Chicago office in 2017 his expatriate allowance terminated.

Change of Control and Severance Benefits

The Compensation Committee believes the severance and change in control benefits that our named executive officers receive are comparable with those benefits offered by our competitors and necessary to retain a talented executive team. The named executive officers’ possible severance and change in control benefits are described below under “Employment Agreements” and under “Potential Payments Upon Termination or Change-in-Control.” All stock awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment), unless the successor does not assume or continue the awards or provide substitute awards.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. An exception to this regulation is for performance-based compensation that meets certain requirements of the Internal Revenue Code. Certain awards made under the 2009 Equity Incentive Plan and our annual cash bonus may qualify as performance-based compensation under Section 162(m). However, not all grants that may be made under these plans will meet, and not all grants that have been made under these plans in the past meet, all the requirements for deductibility under Section 162(m) of the Internal Revenue Code. For example, in 2017 we utilized time-based restrictive stock as part of our compensation program that does not have a company performance metric associated with it.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our NEO’s after December 31, 2017 in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding contracts in place as of November 2, 2017 and which were not materially modified after that date. We do not view our performance-based stock awards as having a discretionary component and will seek to qualify such 2016 and 2017 grants as covered by the transition relief. Until there is further guidance, there is no assurance that we will be successful. The Compensation Committee retains discretion to make awards or modify awards in such a way that treatment under Section 162(m) may change or render the awards ineligible for a tax deduction. The Compensation Committee believes that our overall compensation philosophy and objectives should be balanced against any individual consideration such as tax deductibility. At this time, we do not expect the potential loss of tax deductions to be a significant item, however we continue to monitor the issue.

2018 Compensation Decisions

The Compensation Committee engaged Meridian, the independent compensation consultant, in the latter part of 2017 to assess the peer group and provide data on such group for 2018 compensation planning purposes. That project resulted in the Compensation Committee making adjustments to the peer group for 2018.

The Compensation Committee approved the following 2018 base salaries based on market rates along with other factors such as the executive’s performance and scope of responsibility: Mr. Clements- $450,000; Mr. Hoyt- $360,000. Mr. Hunt is no longer a named executive officer for 2018. The Board approved a flat fee of $450,000 for Mr. Hunt for his role as Founder and Chairman. He no longer participates in Company bonus or equity plans. Amounts paid to Mr. Hunt in 2018 will be reflected as Director Compensation in the 2018 proxy.

There were no material changes to our annual cash bonus nor our long-term equity incentive programs for 2018. The Compensation Committee chose to retain the current elements and the same categories of metrics.

Summary Compensation Table

The following table provides selected information concerning compensation during the three fiscal years ended December 31, 2017 for services in all capacities to VASCO, by (1) the principal executive officer, (2) the principal financial officer, and (3) VASCO’s other executive officer(s) who served in positions other than principal executive officer or principal financial officer at the end of 2017 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation(3)	All Other Annual Compensation(4)	Total
Scott M. Clements President and Chief Executive Officer	2017	$424,000	$1,200,011	$474,255	$166,139	$2,265,405
	2016	$365,000	$729,997	$0	$192,807	$1,287,804
Mark S. Hoyt Executive Vice President and Chief Financial Officer	2017	$350,000	$525,012	$310,637	$23,246	$1,208,895
	2016	$330,000	$330,138	$0	$17,203	$677,341
	2015	$80,173	$600,126	53,000	$2,397	$735,696
T. Kendall Hunt Chairman and former Chief Executive Officer	2017	$450,000	$1,350,027	$533,537	$566,447	$2,900,011
	2016	$450,000	$1,462,656	$0	$436,930	$2,349,586
	2015	$450,000	$1,462,850	$617,655	$547,112	$3,077,617

(1)	Salary represents base salary earned in the fiscal year indicated.
(2)

The amounts reflected represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Awards were granted under VASCO’s 2009 Equity Incentive Plan. Further information regarding the awards is presented below in the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table.

(3)

Represents the annual cash bonus paid for performance relative to revenue and operating income targets as further described in the “Compensation Discussion and Analysis” above, except for Mr. Hoyt’s 2015 bonus provided for his first partial year of employment pursuant to his employment agreement.

(4)	The named executive officers’ “All Other Annual Compensation” for 2016 consisted of:
•

Mr. Clements—Company matching 401(k) contributions of $10,388, imputed income from employee benefit insurance premiums made by the Company of $14,841, and a housing allowance totaling $140,910 in connection with his assignment to VASCO’s office in Zurich, Switzerland. For more information about Mr. Clements’ Swiss assignment, please see “Employment Agreements” below.

• Mr. Hoyt—Company matching 401(k) contributions of $8,500 and imputed income from employee benefit insurance premiums made by the Company of $14,746.
•

Mr. Hunt—Company matching 401(k) contributions of $4,331; imputed income from employee benefit insurance premiums made by the Company of $14,916; and allowances totaling $547,200 in connection with his assignment to oversee VASCO’s international headquarters in Zurich, Switzerland (consisting of $284,393 housing, transportation and cost-of-living allowances, travel expenses of $7,798, Swiss tax payments of $242,150, and a Medicare tax gross up of $12,859 with respect to these allowances). For more information about Mr. Hunt’s Swiss assignment, please see “Employment Agreements” below.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards granted to the named executive officers during 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Stock or	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Stock Awards(4)
Scott M. Clements
President and Chief Executive Officer
	1/5/17	$200,000	$400,000	$600,000
	1/5/17				24,574	49,147	73,721		$720,004
	1/5/17							32,765	$480,007
Mark S. Hoyt
Executive Vice President and Chief Financial Officer

	1/5/17	$131,250	$262,500	$393,750
	1/5/17				10,751	21,502	32,253		$315,004
	1/5/17							14,335	$210,008
T. Kendall Hunt
Chairman and former Chief Executive Officer
	1/5/17	$225,000	$450,000	$675,000
	1/5/17				27,646	55,291	82,937		$810,013
	1/5/17							36,861	$540,014

(1)

Represents the threshold, target and maximum award amounts that could have been paid out as a cash bonus award under VASCO’s annual cash incentive award program for performance in 2017 upon achievement of certain target financial levels for the year. The target award amounts are based on percentages of each named executive officer’s base salary at the beginning of the year. Additional information regarding the annual cash incentive compensation and the applicable metrics is provided above in “Compensation Discussion and Analysis” in the section entitled “Annual Cash Bonus.”

(2)

Represents performance based restricted stock grants based on the achievement of financial targets for the period 2017-2019. If the Compensation Committee determines that the financial targets are met, then the stock vests in full at the close of 2019. The target award amounts are based on percentages of each named executive officer’s base salary at the beginning of the year. Additional information regarding the three-year performance based stock grants and the applicable metrics is provided above in “Compensation Discussion and Analysis” in the section entitled “Long-Term Incentive Compensation.”

(3)	Represents time based restricted stock grants that vest semi-annually over four years.
(4)	The grant date fair value is computed in accordance with FASB ASC Topic 718 and reflects the value of the restricted stock on the date the award was granted.

Employment Agreements

Each of our named executive officers is party to an employment agreement with VASCO. Each agreement provides for base salary, incentive compensation and severance compensation.

Scott M. Clements

Mr. Clements’s employment agreement was entered into effective December 1, 2015 and was amended on November 15, 2016 and on July 28, 2017. Under the terms of his employment agreement, in the event Mr. Clements is terminated without cause or quits for good reason, he will continue to receive his base salary over a 12 month period and his target cash bonus amount for such year (and the bonus amount for the prior year if earned but not paid at the time of termination). If such a termination occurs within eighteen months following a change in control of VASCO, then he will receive the amounts described in the preceding sentence in a lump sum payment. If Mr. Clements is terminated for cause or quits without good reason, he will not be entitled to any severance compensation. Mr. Clements has agreed to abide by several non-compete and non-solicit restrictions following the termination of his employment for a period of twelve months.

Mark S. Hoyt

Mr. Hoyt’s employment agreement was entered into effective October 5, 2015. Under the terms of his employment agreement, in the event Mr. Hoyt is terminated without cause or quits for good reason, he will continue to receive his base salary over a 12-month period. If such a termination occurs within eighteen months following a change in control of VASCO, then he will receive a lump sum payment equal to his base salary and any applicable incentive compensation at the rate then in effect. If Mr. Hoyt is terminated for cause or quits without good reason, he will not be entitled to any severance compensation. Mr. Hoyt has agreed to abide by several non-compete restrictions following the termination of his employment. The restricted period will be either six or twelve months, depending on the nature of the termination.

T. Kendall Hunt

In December 2010, Mr. Hunt’s Employment Agreement with the Company was amended and restated in its entirety effective as of January 1, 2011 (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement has been amended five times, most recently effective July 28, 2017. It had a term until January 1, 2018 and, among other things, provided for:

•                              Mr. Hunt to serve as VASCO’s Chairman and CEO, and from July 28, 2017, as its Chairman and Founder with his offices at VASCO’s Zurich, Switzerland international office and the global headquarters in Chicago;

•                              A minimum annual base salary of $270,000 in the U.S. and an additional salary of 180,000 Swiss Francs related to his role at our Swiss office as more fully described below under the “Swiss Assignment”;

•                              Mr. Hunt to participate in the VASCO Executive Incentive Plan, the VASCO 2009 Equity Incentive Plan and other employee benefit plans on the same basis as other senior executive officers;

•                              At least four weeks of vacation per year, in accordance with VASCO’s vacation policy;

•                              Payment of his base salary for 24 months, in addition to any amounts that may be payable to him under the Executive Incentive Plan, the 2009 Equity Incentive Plan, and any other employee benefit plan maintained by the Company, if Mr. Hunt’s employment with VASCO is terminated by the Company without cause (as defined in the Amended and Restated Employment Agreement) or if he resigns for good reason (as defined in the Amended and Restated Employment Agreement) and there has not been a change of control (as defined in the 2009 Equity Incentive Plan). If such a termination of employment occurs within 18 months after a change of control, he will also receive an additional amount equal to two times the amount payable to him under the Executive Incentive Plan in connection with a change in control and the payments will be made in a lump sum within 10 days after his termination of employment, rather than over 24 months. The severance payments described in this paragraph are conditioned upon Mr. Hunt’s execution and delivery of a separation agreement and release to the Company that complies with certain provisions of the Amended and Restated Employment Agreement;

•                              Payment of his base salary through his termination date in addition to any amounts that may be payable to him under the Executive Incentive Plan, the 2009 Equity Incentive Plan, and any other employee benefit plan maintained by the Company, if Mr. Hunt’s employment with VASCO is terminated by VASCO for cause or on account of his disability, or if he were to resign without good reason or die;

•                              No excise tax gross-up for any payment that would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code;

•                              Noncompetition, non-solicitation and non-interference with VASCO business relationships by Mr. Hunt during the 24-month period after his termination of employment for any reason; and

•                              All payments to be made in compliance with Internal Revenue Code Section 409A.

On April 24, 2014, the Company and Mr. Hunt entered into the First Amendment to the Amended and Restated Employment Agreement (the “First Amendment”), which extends the term of the Amended and Restated Employment Agreement effective January 1, 2011 to January 1, 2015.

On November 24, 2014, the Company and Mr. Hunt entered into the Second Amendment to the Amended and Restated Employment Agreement, which extends the term of the Amended and Restated Employment Agreement to January 1, 2016.

On November 20, 2015, the Company and Mr. Hunt entered into the Third Amendment to the Amended and Restated Employment Agreement, which extends the term of the Amended and Restated Employment Agreement to January 1, 2017.

On September 24, 2016, the Company and Mr. Hunt entered into the Fourth Amendment to the Amended and Restated Employment Agreement, which extends the term of the Amended and Restated Employment Agreement to January 1, 2018 and splits his base salary between our U.S. legal entity (60%) and our Swiss legal entity (40%).

On July 28, 2017, the Company and Mr. Hunt entered into the Fifth Amendment to the Amended and Restated Employment Agreement, which changed Mr. Hunt’s role to Chairman and Founder in connection with his resignation as CEO and an executive officer.

On February 15, 2011, the Company and Mr. Hunt entered into a letter agreement (the “Assignment Letter”) that outlines the terms and conditions of Mr. Hunt’s part year assignment (the “Swiss Assignment”) to the international headquarters office of VASCO Data Security International, GmbH in Zurich, Switzerland effective October 1, 2011. Mr. Hunt continued to serve as Chairman and Chief Executive Officer of VASCO while he was located part time in Switzerland until July 28, 2017, at which time he continued to perform duties in Switzerland as Chairman and Founder for the balance of 2017. The Swiss Assignment expired January 1, 2018 concurrently with the end of the executive officer employment period under the Amended and Restated Employment Agreement. The Assignment Letter provided for certain additional payments, benefits and reimbursements to be provided to Mr. Hunt and his spouse in connection with his relocation to Switzerland and repatriation at the end of the Swiss Assignment including, among other things:

•	Reimbursement for actual and reasonable expenses incurred in connection with the relocation to Switzerland and repatriation to the U.S. at the end of the Swiss Assignment;
•	An allowance to cover furniture and home location costs at the beginning of the Swiss Assignment;
•	Reimbursement for up to four home leave trips each 12 months during the Swiss Assignment;
•	A monthly cost-of-living allowance for costs of housing, utilities, transportation and goods and services, which is to be reviewed annually;
•	Medical coverage in Switzerland; and
•	Tax return preparation and advisory services, and tax equalization.

2017 Awards

The terms of the award of annual cash incentive bonuses, restricted stock and performance shares are described above under “Compensation Discussion and Analysis” and in the footnotes to the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the aggregate number of outstanding equity awards held by the named executive officers as of December 31, 2017. There were no stock option awards outstanding.

	Stock Awards
Name	Earned Shares That Have Not Vested (#)	Market Value of Earned Shares That Have Not Vested ($)	Unearned Shares That Have Not Vested (#)	Market Value of Unearned Shares That Have Not Vested ($)
Scott Clements
Award Dated:
12/1/2015(8)	15,625	217,188	—	—
1/4/2016(3)	—	—	21,935	304,897
1/5/2017(9)	28,669	398,499	—	—
1/5/2017(5)	—	—	49,147	683,143
Mark S. Hoyt
Award Dated:
10/5/2015(6)	17,244	239,692	—	—
1/4/2016(3)	—	—	9,920	137,888
1/5/2017(7)	12,542	174,334	—	—
1/5/2017(5)	—	—	21,502	298,878
T. Kendall Hunt
Award Dated:
1/6/2014(1)	15,702	218,258	—	—
1/5/2015(2)	17,929	249,213	—	—
1/4/2016(3)	—	—	43,950	610,905
1/5/2017(4)	32,253	448,317	—	—
1/5/2017(5)	—	—	55,290	768,531

(1)	With respect to Mr. Hunt’s unvested performance shares earned for the year ending December 31, 2014, 15,702 shares vested on January 6, 2018.
(2)	With respect to Mr. Hunt’s unvested performance shares earned for the year ending December 31, 2015, 8,965 shares will vest on January 5, 2018 and 8,964 shares will vest on January 5, 2019
(3)	Performance shares that would be earned and vest upon achievement of financial targets for the three-year period ending December 31, 2018.
(4)

With respect to Mr. Hunt’s unvested time-based restricted shares awarded on January 5, 2017, 9,215 shares will vest in 2018, 9,215 shares will vest in 2019, 9,215 shares will vest in 2020, and 4,608 shares will vest on January 5, 2021.

(5)	Performance shares that would be earned and vest upon achievement of financial targets for the three-year period ending December 31, 2019.
(6)	With respect to Mr. Hoyt’s unvested time-based restricted shares granted on October 5, 2015, 8,622 shares will vest in 2018 and 2019, respectively.
(7)

With respect to Mr. Hoyt’s unvested time-based restricted shares awarded on January 5, 2017, 3,584 shares will vest in 2018, 3,584 shares will vest in 2019, 3,583 shares will vest in 2020, and 1,791 shares will vest on January 5, 2021.

(8)	With respect to Mr. Clements’ unvested time-based restricted shares awarded on December 1, 2015, 7,813 shares will vest in 2018 and 7,812 shares will vest in 2019.
(9)

With respect to Mr. Clements’ unvested time-based restricted shares awarded on January 5, 2017, 8,192 shares will vest in 2018, 8,191 shares will vest in 2019, 8,191 shares will vest in 2020, and 4,095 shares will vest on January 5, 2021.

Stock Vested

The following table sets forth stock awards vested in the year ended December 31, 2017 held by the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Scott M. Clements	11,909	$164,215
President and Chief Executive Officer

Mark S. Hoyt	10,415	$135,085
Executive Vice President and Chief Financial Officer

T. Kendall Hunt	37,769	$553,431
Chairman and former Chief Executive Officer

Potential Payments Upon Termination or Change-in-Control

The following paragraphs and tables describe the potential payments and benefits to which the named executive officers would be entitled from the Company pursuant to their employment agreements in effect on December 31, 2017 and the Company’s compensation and benefit plans upon termination of employment, if such termination had occurred as of December 31, 2017, or upon a change in control of the Company, if such change in control had occurred as of December 31, 2017.

For purposes of the following table, and its footnotes, all terms used with respect to events of termination or change in control shall have the following meanings unless otherwise indicated:

•                                         “Cause” under Mr. Hunt’s, Mr. Clements’ and Mr. Hoyt’s employment agreements in effect on December 31, 2017 means: (i) he materially breaches his obligations under the employment agreement, VASCO’s Code of Conduct and Ethics or an established policy of the Company; (ii) he engages in conduct prohibited by law (other than minor violations), commits an act of dishonesty, fraud, or serious or willful misconduct in connection with his job duties, or engages in unethical or immoral conduct that, in the reasonable judgment of the Compensation Committee, could injure the integrity, character or reputation of the Company; (iii) he fails or refuses to perform or habitually neglects, his duties and responsibilities under the agreement (other than on account of disability) and continues such failure, refusal or neglect after having been given written notice by the Company that specifies what duties he failed to perform and an opportunity to cure of 30 days; (iv) he uses or discloses confidential information or trade secrets other than in the furtherance of the Company’s business interests, or other violation of a fiduciary duty to the Company; or (v) he fails to reasonably cooperate with any audit or investigation involving the Company or its business practices after having been given written notice by the Company that specifies his failure to cooperate and an opportunity to cure of 10 days.

•                                          “Good Reason” under Mr. Hunt’s employment agreement in effect on December 31, 2017 means:

(i)                                     a failure to provide the compensation and benefits required by this Agreement, including a reduction in his base salary below the base salary in effect during the immediately preceding year, unless such reduction is commensurate with and part of a general salary reduction program applicable to all senior executives of the Company;

(ii)                                  a failure to appoint or elect him as Chairman of the Board or a member of the Board during the employment period;

(iii)                               any material diminution of his authority, duties or responsibilities; or

(iv)                              the Company requiring him to be based at any office or location other than the office occupied by him in Chicago, Illinois or a reasonably comparable office located within a 40-mile radius of such current office (the Swiss Assignment Letter provides for his part-year relocation to Zurich, Switzerland).

(v)                                 the assignment to him of any duties inconsistent in any respect with his position, authority, duties or responsibilities or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by him;

(vi)                              any failure by the Company to comply with any provision of any employment agreement entered into between the him and the Company (or any direct or indirect subsidiary thereof) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by him; or

(vii)                           any failure by the Company to continue at least its customary base compensation payments to him.

•                                          “Good Reason” under Mr. Hoyt’s and Mr. Clements’ employment agreements in effect on December 31, 2017 means:

(i)                                     failure to provide the compensation and benefits required by the Agreements;

(ii)                                  a reduction in Executive’s Base Salary below the Base Salary in effect during the immediately preceding year, unless such reduction is commensurate with and part of a general salary reduction program applicable to all senior executives of the Company or agreed to in writing by Executive;

(iii)                               failure to appoint or elect Executive as an officer according to their title (and director in the case of Mr. Clements);

(iv)                              any material diminution of Executive’s authority, duties or responsibilities (and no longer reporting to the Board in the case of Mr. Clements); or

(v)                                 the Company requiring Executive to be based at any office or location other than the office occupied by Executive in Chicago, Illinois as of the Effective Date or a reasonably comparable office located within a 40-mile radius of such current office (with such provision applying to Mr. Clements upon his relocation to such office from Zurich, Switzerland).

•                                          “Change in Control” under Mr. Hunt’s, Mr. Clements’ and Mr. Hoyt’s employment agreements in effect on December 31, 2017 and the 2009 Equity Incentive Plan and the Executive Incentive Plan means the occurrence of any of the following events:

(i)                                     An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 40% of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise, exchange or conversion of any Convertible Securities unless such securities were themselves acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by T. Kendall Hunt or any of his affiliates, or (D) any acquisition by any Person pursuant to which (y) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entirety resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (z) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such transaction; or

(ii)                                  within any period of 12 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) ceases for any reason to constitute at least a majority of the Board; provided, however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)                               the consummation of (1) a reorganization or consolidation of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries taken as a whole to a Person or Persons who are not “related persons” as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(B); except in each a case a transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entirety resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (B) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such transaction; or

(iv)                              The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than to an entity pursuant to a transaction which would comply with (A) and (B) of proviso (iii) above), assuming for this purpose that such transaction would otherwise be a Change of Control pursuant to (iii) above.

For purposes of the definition of “Change of Control” above, a series of transactions undertaken with a common purpose shall be treated as a single transaction that begins on the consummation of the first transaction in the series and ends at the consummation of the last transaction in the series.

The amounts in the table below as of December 31, 2017 do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to full-time salaried employees generally upon termination of employment. Such payments and benefits include accrued salary and vacation pay and distributions of plan balances under the Company’s 401(k) plan.

	Termination by company without Cause or by named executive officer for Good Reason, without a Change in Control	Termination by company without Cause or by named executive officer for Good Reason, following a Change in Control	Change in control
Scott M. Clements, President and Chief Executive Officer
Base salary(1)	$450,000	$450,000	$—
Annual cash bonus(3)	400,000	400,000	—
Restricted stock(4)		615,686	615,686
Performance shares(5)		683,143	683,143
Total	$850,000	$2,148,829	$1,298,829

Mark S. Hoyt, Executive Vice President and Chief Financial Officer
Base salary(1)	$350,000	$350,000	$—
Annual cash bonus(3)		262,000	—
Restricted stock(6)		414,039	414,039
Performance shares (7)		298,877	298,887
Total	$350,000	$1,324,916	$712,916

T. Kendall Hunt, Chairman and former Chief Executive Officer
Base salary(1)	$900,000	$900,000	$—
Annual cash bonus(2)	—	900,000	—
Restricted stock(8)	—	448,316	448,316
Performance shares(9)	—	1,236,015	1,236,015
Total	$900,000	$3,484,331	$1,684,331

(1)

Upon a termination of Mr. Hunt’s employment without Cause or a termination for Good Reason by Mr. Hunt, he will receive an amount equal to two years of his then current base salary payable in monthly installments over two years. When a termination results from a termination without Cause or a termination for Good Reason by Mr. Hunt within 18 months following a Change in Control, Mr. Hunt instead will receive a lump sum payment equal to two times his annual base salary. In the case of Mr. Hoyt and Mr. Clements, pursuant to their employment agreements, the named executive officer will continue to receive regular payments of his base salary at the rate in effect at the time of termination, for his 12 months. In the case of Mr. Clements and Mr. Hoyt, when termination results from a termination without Cause or a termination for Good Reason by the named executive officer within eighteen months following a Change in Control, the named executive officer instead will receive a lump sum payment of the severance amount. Each named executive officer is subject to certain non-competition and non-solicitation restrictions for a fixed period following his termination.

(2)

Upon a termination of Mr. Hunt’s employment without Cause or a termination for Good Reason by Mr. Hunt, he will receive an amount equal to the cash bonus amount earned but unpaid (if any). When a termination results from a termination without Cause or a termination for Good Reason by Mr. Hunt within 18 months following a Change of Control, Mr. Hunt will receive an amount equal to two times the cash bonus target amount.

(3)

Upon a termination of Mr. Clements’ employment without Cause or a termination for Good Reason by Mr. Clements, he will receive an amount equal to his annual cash bonus target amount. Upon a termination of Mr. Hoyt’s employment without Cause or a termination for Good Reason by Mr. Hoyt, he will receive an amount equal to the cash bonus amount earned but unpaid (if any). When a termination results from a termination without Cause or a termination for Good Reason by Mr. Hoyt within 18 months following a Change of Control, Mr. Hoyt will receive an amount equal to the cash bonus target amount.

(4)

Represents the value of 44,294 shares of restricted stock held by Mr. Clements on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

(5)

Represents the value of 49,147 shares of performance stock held by Mr. Clements on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

(6)

Represents the value of 29,787 shares of restricted stock held by Mr. Hoyt on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

(7)

Represents the value of 21,502 shares of performance stock held by Mr. Hoyt on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

(8)

Represents the value of 32,253 shares of restricted stock held by Mr. Hunt on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

(9)

Represents the value of 88,922 shares of performance stock held by Mr. Hunt on December 31, 2017, based on the closing price of our common stock listed on The NASDAQ Capital Market on December 31, 2017 ($13.90 per share).

CEO PAY RATIO

Beginning in 2018, we must disclose annually in our proxy statement the median of the annual total compensation of all employees (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the employee median compensation. We employ people in many countries in many different roles. We included all employees in our calculations.

The annual total compensation of the median employee was determined in the same manner as the total compensation for our CEO in the “Summary Compensation Table” above. We determined the required pay ratio as follows:

•                  Calculating the total annual cash compensation (base salary, cash bonus, long term cash incentive paid in 2017) of all employees except the CEO, and then sorting those employees from highest to lowest;

•                  Determining the median employee from that list; and

•                  Calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table.

The total annual compensation for our CEO for 2017 was $2,265,405. The total annual compensation for the median employee was $98,907, which includes any base salary, bonus, long-term cash incentive awarded, overtime, contributions to pension plans, company contributions to defined contribution plans, company paid car and imputed income from employee benefit insurance premiums made by the Company. The resulting ratio of CEO pay to the pay of the Company’s median employee for 2017 is 23 to one.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In determining director compensation for 2017, our Compensation Committee sought to provide our directors with a total economic value that adequately compensates them for the time and efforts expended in serving on the Board and committees of the Board, and that aligns director compensation with the interests of the Company’s stockholders. The Board approved the following compensation for non-employee directors for 2017:

Director annual retainer:	$60,000
Audit Committee chairman fee:	$12,500
Audit Committee membership fee:	$4,000
Compensation Committee chairman fee:	$10,000
Compensation Committee membership fee:	$3,000
Corporation Governance and Nominating Committee chairman fee:	$7,500
Corporation Governance and Nominating Committee membership fee:	$3,000
Non-cash equity component:	$100,000

We do not pay separate director fees for meeting attendance. For 2017, the chairman fees, committee membership fees and annual retainers were paid on a quarterly basis in cash.

The non-cash equity component was granted on January 5, 2017 to each of the non-employee directors in the form of 6,826 shares of deferred common stock. The awards vested and became non-forfeitable on January 5, 2018, on the first anniversary date of the grant. Vesting is accelerated upon death, disability or change in control. Payment of each director’s equity award(s) are deferred until the earlier of the director’s cessation of service or a change in control.

Director Stock Ownership Policy

Approximately 60% of the directors’ fees are payable in deferred common stock. All of the directors, except for Mr. Gilliland who joined the Board in December 2017, have over 40,000 shares of vested deferred common stock. The Board has adopted a stock ownership policy. The policy provides that a Director’s annual retainer shall be paid in part in deferred stock equal in value to at least 50% of such Director’s aggregate annual retainer (excluding amounts payable for Committee Chair or membership) until the Director holds stock valued at no more than three times the Board’s aggregate annual retainer (excluding amounts payable for Committee Chair or membership).

Director Stock Trading Policy

The Company’s Officer and Director stock trading policy prohibits officers from the following trading activities in VASCO securities: short selling; buying or selling put options, call options, or other derivative securities relating to the Company; engaging in hedging transactions, such as “costless collars” and forward sales contracts for VASCO securities; purchasing VASCO securities on margin; borrowing against Company securities in a margin account; or pledging VASCO securities.

Director Compensation Table

The table below sets forth the fees earned by each non-employee director in 2017.

Name(1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)(4)	Total
Michael Cullinane	$78,500	$100,000	$178,500
John Fox	$77,000	$100,000	$177,000
Art Gilliland	$14,166	—	$14,166
Jean Holley	$74,500	$100,000	$174,500
Matthew Moog	$70,000	$100,000	$170,000

(1)

The aggregate number of unvested stock awards outstanding on December 31, 2017 for each of the Company’s non-employee directors was 6,826 deferred shares. The deferred shares are discussed further in “Compensation of Directors,” above, and in footnotes 3 and 4, below.

(2)	Includes annual retainer and fees for committee memberships and chairs. Mr. Gilliland received a pro-rated amount following his appointment to the Board in December 2017.

(3)	The amounts reflected represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

(4)

On January 5, 2017, each of the Company’s non-employee directors, Messrs. Cullinane, Fox, and Moog and Ms. Holley, each were awarded 6,826 shares of deferred common stock, as described above under “Compensation of Directors.” The grant date value of each director’s award calculated in accordance with FASB ASC Topic 718 was $100,000. All awards were granted under VASCO’s 2009 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Mr. Cullinane, Mr. Fox, Mr. Gilliland, Ms. Holley and Mr. Moog. None of these individuals was at any time during fiscal year 2017 or was formerly an officer or employee of VASCO. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in our proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, stockholder proposals must be received by the Company at our principal executive offices not less than 120 days prior to May 1, 2019 and must otherwise comply with the requirements of Rule 14a-8 and of the Company’s By-laws. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; the written notice must include the information required by Article I, Section 10 of the Company’s By-laws. A copy of the Company’s By-laws is available on our website,  www.vasco.com/investors  in the corporate governance section of our investor relations webpage.

PROXY SOLICITATION

The Company will solicit proxies by mail. Proxies may also be solicited by directors, officers or regular employees personally or by mail, telephone or telegraph, but such individuals will not be specially compensated for these services. Brokers, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock, and the Company will reimburse them for their expenses in doing so. The full cost of the preparation and mailing of the Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

TRANSACTIONS WITH RELATED PERSONS

We have not established a formal policy for the review of related person transactions because such transactions are generally prohibited under our Code of Ethics and Conduct, which is applicable to all of our directors and employees. A copy of the Code of Ethics and Conduct is available on our website, www.vasco.com/investors in the corporate governance section of our investor relations webpage.

In addition to having all directors and employees certify their compliance with the Code of Ethics and Conduct on an annual basis, each director and executive officer of the Company responds annually to a list of questions in connection with the preparation of our Proxy Statement and our Annual Report on Form 10-K. These questions include inquiries with respect to related person transactions reportable pursuant Item 404(a) of Regulation S-K. Each director and executive officer is obligated to notify VASCO immediately of any subsequent changes to the information provided in his or her responses to the question.

Should a related person transaction be identified through any of the aforementioned means, the Board of Directors or a committee of independent directors, as appropriate, would review the transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports under Section 16(a) were required, we believe that, for the year ended December 31, 2017, all of the Company’s directors, executive officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If other matters are properly presented for a vote, however, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call VASCO Data Security International, Inc., 121 West Wacker Drive, Suite 2050, Chicago, IL 60601, Attention: Secretary (telephone number: 312-766-4001). If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting our Secretary in the same manner.

By Order of the Board of Directors,

Steven R. Worth
Secretary

April 27, 2018

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 T. Kendall Hunt 06 Art Gilliland 02 Michael P. Cullinane 07 Scott M. Clements 03 John N. Fox, Jr. 04 Jean K. Holley 05 Matthew Moog The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of KPMG LLP as the Company's registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 0 0 0 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000378934_1 R1.0.1.17 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 06/12/2018. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 Vasco Data Security International, Inc. 121 West Wacker Drive, Suite 2050 Chicago, IL 60601 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com VASCO DATA SECURITY INTERNATIONAL, INC. Annual Meeting of Stockholders June 13, 2018 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Scott M. Clements and Steven Worth, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, CDT on June 13, 2018, at 121 West Wacker Drive, Suite 2400, Chicago, IL 60601, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of directors of the nominees named in Proposal 1, and FOR the approval of Proposal 2, in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. At this time, management knows of no such other business. Continued and to be signed on reverse side 0000378934_2 R1.0.1.17